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                                                                  Exhibit 10.27

[LOGO]
                                                  FLEET FRANCHISE FINANCE

                                                  One South Wacker Drive
                                                  Chicago, IL 60606


July 8, 1999


Mr. James R. Arabia
ICH Corporation
9255 Towne Center Drive, Suite 600
San Diego, CA 92121-3039

Dear Jim:

We are pleased to advise you that Fleet Business Credit Corporation ("FBCC") hereby commits to make a credit facility in the amount of $15,000,000 (the "Loan") available to you to finance the development of new Arby's franchise restaurants for Sybra, Inc. a Michigan Corporation (the "Business" and "Sybra"). The Loan will be structured as indicated in Term Sheets A,B, and C attached hereto (the "Termsheets"). The Loan will be cross-collateralized and cross-defaulted with all other future FBCC loans. The obligations of FBCC hereunder are subject to the following terms and conditions:

BORROWER:               Sybra, Inc. a Michigan Corporation.

GUARANTOR:              I.C.H. Corporation.

COLLATERAL:             FBCC shall have a first perfected security interest
                        in all of the personal property of each Arby's restaurant financed by FBCC, which is located at or used in connection with the Business, including goods, inventory, accounts, contract rights and general intangibles, and a first deed of trust or first mortgage including landlord consent, assignment and waiver on Borrower's leasehold interest in the building of each Arby's franchise restaurant financed by FBCC.

DUE DILIGENCE:          This Commitment Letter is expressly contingent upon
                        FBCC's satisfactory completion of (a) UCC, tax lien and judgment searches in all applicable jurisdictions on the Business, Borrower and Guarantor, and (b) physical site inspection of at least three (3) of the Borrower's existing Arby's.

NO MATERIAL CHANGE
OR DEFAULT:             There shall not have occurred at any time prior to
                        the date of funding any material adverse change in the financial condition of the Borrower, the Guarantor or the Business, or any event which would constitute an event of default of the Borrower under any indebtedness for borrowed money.


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FRANCHISE
AGREEMENT:              The Borrower must be in good standing with Arby's,
                        Inc. and all associated franchise agreements of the Business must be in full force and effect. The termination of any of the franchise agreements of the Business shall constitute a default under the Loan.

ASSIGNMENT:             This Commitment Letter is not assignable by the
                        Borrower, by operation of law or otherwise.

INSURANCE:              The Borrowers will maintain, and deliver to FBCC,
                        evidence of liability insurance of at least $5 million per occurrence, and will keep all of the collateral insured against loss or damage at an amount equal to the greater of replacement value or the amount due to FBCC. All insurance companies providing coverage must be rated A- or better by A.M.
                        Best Company, and all policies must list the FBCC as loss payee and include a provision for thirty (30) days advance notice to FBCC of any termination, cancellation or alteration in coverage.

DOCUMENTATION:          The Borrower shall cause to be executed and delivered
                        to FBCC such loan documentation as may be required by FBCC's counsel, in form and substance acceptable to FBCC and its counsel, including, but not limited to, the following:

                             - Notes;
                             - Loan and Security Agreement covering the
                               Collateral; Collateral Assignments of tenant leases/including landlord consents, where applicable;
                             - Deeds of Trust;
                             - UCC Financing Statements; and
                             - Guaranty of I.C.H. Corporation.

                        The Borrower shall also deliver such third party submittals as FBCC may require in form and substance acceptable to FBCC and its counsel, including, but not limited to, ALTA surveys, title insurance commitments and policies (with such endorsements as FBCC may require), permits, approvals, contracts, purchase orders, plans and specifications, architects certificates, construction contracts, flood plain certifications, and legal opinions.

RELIANCE BY THE
LENDER GROUP:           This Commitment Letter has been issued in reliance
                        upon the accuracy of the information furnished to FBCC by or on behalf of the Borrower and notwithstanding any investigation by FBCC, all such information is deemed to be material.


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COMPLIANCE WITH
LAW: If any law or regulation affecting FBCC's entering into the transactions contemplated hereby shall impose upon FBCC any obligation, fee, liability, loss cost, expense or damage which is not contemplated by this Commitment Letter, the commitment evidenced hereby hereby may be terminated by FBCC without liability of any kind or nature.

GOVERNING LAW:          This Commitment Letter and the documents executed
                        pursuant hereto shall be governed in all respects by the internal laws (as opposed to the conflicts of law provisions) of the state of Illinois except with regard to actions (e.g. foreclosure of the lien of FBCC's mortgage) as to which it is mandatory that the laws of the state where a property is located shall govern.

WAIVER OF JURY
TRIAL: The Borrower hereby waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to i) this commitment letter, or ii) any document or agreement evidencing or relating to the loans.

SUBMISSION TO
JURISDICTION:           The Borrower hereby irrevocably submits to the
                        jurisdiction of any state or federal court located in Cook County, Illinois over any action or proceeding to enforce or defend any matter arising out of or relating to this commitment letter or any other matter relating to the loan and in connection therewith waive, to the fullest extent they may do so, the defense of inconvenient forum to the maintenance of any such action or proceeding.

                        The Borrower agrees not to institute any legal action or proceeding against fbcc or any director, officer, employee, agent or property of FBCC concerning any matter arising out of this commitment letter or any matter relating to the loan in any court other than one located in Cook County, Illinois.

                        Nothing in this section shall affect or impair FBCC's right to serve legal process in any matter permitted by law, or FBCC's right to bring any action or proceeding against the Borrower, or the property of the Borrower, in the courts of any jurisdiction.

ENTIRE AGREEMENT:       This Commitment Letter and the Termsheets set forth
                        the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other prior written or oral understandings with respect thereto; provided, however, that the obligations of Borrower with respect to the subject matter hereof shall survive this Commitment Letter.
                        No modification or waiver of any of the provisions of this Commitment Letter shall be effective unless in writing.


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                        and signed by the parties hereto.

FACILITY
EXPIRATION:             FBCC's obligations under this Commitment Letter shall
                        automatically expire in accordance with the Term
                        Sheets.

ACCEPTANCE
OF COMMITMENT:          This Commitment Letter shall be null and void in the
                        event an executed copy is not received on or before July 21, 1999.

FACSIMILE
EXECUTION:              This Commitment Letter may be executed in any number
                        of counterparts, each of which shall be deemed an original. Facsimile signatures shall be accepted by the parties hereto as original signatures. After full execution of this Commitment Letter, each party agrees to deliver unmodified copies hereof bearing their original signatures to the other parties.

Please indicate your acceptance of this Commitment Letter by returning an executed copy hereof and the attached Term Sheets to my attention.

Fleet Business Credit Corporation

By:  /s/ Lawrence J. Kancius
     -----------------------
Its: -----------------------
     Lawrence J. Kancius
     Executive Vice President

Accepted this 12th day of July 1999


Sybra, Inc., a
Michigan Corporation
---------------------

By:  /s/ James R. Arabia, CEO
     -----------------------
Its: James R. Arabia, CEO
     -----------------------






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                                  TERM SHEET A
                              TERM LOAN FACILITY


FACILITY:               $15,000,000 term loan facility ("Term Loans") to
                        finance Sybra's development of new Arby's franchise restaurants in 1999/2000, pursuant to Borrower's development agreement with Arby's Inc. It is our understanding that each of the new restaurants will be developed on a building (leasehold) and equipment basis subject to a land lease.


ADVANCE RATE/           ------------------------------------------------------
AMORTIZATION/TERM:                    ADVANCE RATE    AMORTIZATION      TERM
                                                        (MONTHS)      (MONTHS)
                        ------------------------------------------------------

                        Equipment(1)   100% of cost        84            84
                        ------------------------------------------------------
                        Building(2)     90% of cost       180           180
                        ------------------------------------------------------
                        Soft Costs     $40 per unit(3)     84            84
                        ------------------------------------------------------
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                        (1) Equipment costs: all invoice costs associated
                            with furniture, fixtures and equipment including
                            small wares, point-of-sale terminals, software and
                            other computer hardware, security systems, signage,
                            delivery, installation and taxes.
                        (2) Building costs: plan development costs including
                            architectural fees, engineering reports, surveys,
                            permit/zoning fees, tap fees, impact fees, soils
                            tests, site plans, building plans, building
                            permits, sign permits, use fees and transfer
                            taxes; site development costs; building costs; and
                            landscaping.
                        (3) Up to $40M of soft costs not included in
                            Equipment and Building costs such as franchise
                            fees, legal costs, loan closing costs, etc.

FACILITY EXPIRY/        The Term Loan Facility shall be available to Borrower
BORROWING               through 12/31/00 subject to the following borrowing
CONDITIONS:             conditions:

                        (i) no material events of default occurred or occurring (including compliance with financial covenants), and no material adverse change in business or financial condition of Borrower or Guarantor, and
                        (ii)   in good standing with franchisor, Arby's Inc.
                        (iii) each site being funded is open and operating as a Arby's franchise restaurant, as approved by Arby's

INTEREST                At Borrower's option:

                        FLOATING RATE: 2.30% PLUS the 30-day LIBOR rate in the week before funding.
                        EQUIPMENT FIXED RATE: 3.05% over the average yield quoted for the seven-year Treasury in the week before funding.
                        BUILDING FIXED RATE: 3.35% over the average yield quoted for the ten-year Treasury in the week before funding.


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DROP LOCK OPTION:       After the first year of a Floating Rate loan,
                        Borrower will have a one time option to convert from
                        Floating Rate to a Fixed Rate, which will equal the
                        sum of (a) 2.45% over the average yield of U.S.
                        Treasuries with a term closest to but not less than
                        the remaining term of the applicable Term Loan plus
                        (b) the Swap Spread*, one week before conversion,
                        upon payment of $2,000.00 per loan.

                        * the Swap Spread average under $$SWAP index HP published by Bloomberg, which most closely matches the remaining term of the Term Loan, but not less than the remaining term of the Term Loan.

PREPAYMENT:             FIXED RATE LOANS: Loans may be prepaid in whole, but
                        not in part, upon payment of a fee equal to the
                        greater of A and B:
                        A.             YEAR            PREPAYMENT FEE
                                                     (% OF OUTSTANDINGS)
                                         1 and 2              3%
                                         3 and 4              2%
                                         5                    1%
                                         thereafter           0%

                        B. The sum of (i) 1% of the prepaid principal (for the first 5 years only), and (ii) the difference between (a) the present value of the remaining payment stream calculated using the yield, at the time of prepayment, on a Treasury note whose term matches the remaining term of the loan, and (b) the present value of the remaining payment stream calculated using the yield, when the loan was made, on a Treasury note whose term matches the original term of the loan. Note that (ii) will not be negative.

                        FLOATING RATE LOANS: Loans may be prepaid in whole, but not in part, upon payment of a fee equal to 3% in years 1 and 2, 2% in years 3 and 4, 1% in year 5, and 0% thereafter.

CLOSING FEE:            0.50%, payable upon the closing of each Term Loan.

COST: Borrower will pay the costs incurred by FBCC in completing due diligence and documenting the Term
                        Loans, including the costs of title insurance, survey, attorneys, site inspection, lien searches, UCC filings, mortgage recordings, and mortgage taxes
                        (if applicable).

GOOD FAITH DEPOSIT:     $45,000 has been received and will be applied prorata
                        to the Closing Fee of the Term Loans and Secured Line
                        of Credit (if applicable) and the Construction
                        Facility Fee for each loan. The Good Faith Deposit is
                        non-refundable.


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CERTIFIED REAL ESTATE   Not required
APPRAISALS:

ENVIRONMENTAL:          We make no environmental inquiries about those sites
                        where we do not finance land.

COVENANTS:              - Affirmative and negative covenants typically used
                          in such loans.
                        - Fixed Charge Coverage after Distributions ratio of
                          greater than or equal to 1.10:1 to be measured
                          quarterly on a trailing twelve month basis once loan
                          outstandings with Fleet equal or exceed $7.5 million.
                          The Borrower may make a written request for a
                          Distribution once per annum, subject to Fleet's
                          consent, that would not be included in the Fixed
                          Charge Coverage after Distributions calculation.
                        - Debt Incurrence test to be measured when loan
                          outstandings with FBCC equal or exceed $7.5 million;
                          if loan outstandings with FBCC are subsequently
                          reduced down to less than $7.5 million, the Debt
                          Incurrence test will no longer be measured so long
                          as: a) no material event of default has occurred or
                          is occurring, b) Sybra meets a Fixed Charge Coverage
                          ratio (before Distributions) of 1.20:1 on a TTM
                          basis, and c) the reduction of outstandings below
                          $7.5 million is not the Borrower's deliberate and
                          knowing attempt to avoid the Debt Incurrence test
                          for a current event which the Borrower knowingly
                          would not meet or already has been denied additional
                          indebtedness by FBCC for failure to meet.

                        FIXED CHARGE COVERAGE RATIO AFTER DISTRIBUTIONS defined as Adjusted EBITDA minus cash taxes paid minus Distributions plus operating rent expense divided by principal, interest and capital lease payments paid or scheduled to have been paid during the measurement period PLUS operating rent expenses.

                        DEBT INCURRENCE TEST:
                        1) Debt Incurrence test: Borrower's Fixed Charge
                           Coverage ratio (before Distributions) must be greater than or equal to 1.20:1 on a proforma basis utilizing actual TTM figures for EBITDA, debt service and operating rent expense at the time of the test, plus the proforma EBITDA, debt service and operating rent expense related to the additional indebtedness.
                        2) Borrower may incur additional indebtedness of any
                           amount so long as the Debt Incurrence test is met as measured in increments of $5.0 million of aggregate additional debt.
                        3) If additional indebtedness consists of zero coupon
                           or non-amortizing debt, for purpose of the Debt
                           Incurrence test, that debt


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                           will be amortized over an amortization period
                           acceptable to FBCC based on the type of assets
                           associated with the debt, but in no event longer
                           than 20 years.

                        ADJUSTED EBITDA equals the sum of (i) net income before taxes, (ii) amortization and depreciation,
                        (iii) total interest expense, (iv) non-cash losses, and (v) extraordinary losses, minus the sum of (i) non-cash gains, and (ii) extraordinary gains.

REPORTING:              - Quarterly covenant compliance certificate signed by
                         the Chief Financial Officer or the Chief Executive
                         Officer.
                        - Quarterly financial statements of Borrower and
                         Guarantor within 45 days of each quarter end
                        - Audited annual statements of Borrower and Guarantor
                         within 90 days of each fiscal year-end.

CROSS COLLATERAL,       All FBCC Loans will cross default and cross
CROSS DEFAULT:          collateralize.











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                                  TERM SHEET B
                              CONSTRUCTION LINE OF CREDIT


FACILITY:               $15,000,000 LINE OF CREDIT ("Construction Facility")
                        to develop and construct new Arby's franchise
                        restaurants in 1999/2000, pursuant to Borrower's
                        development agreement with Arby's Inc.

                        Not more than $15,000,000 may be outstanding based on original amounts financed under the Term Loans PLUS outstandings under the Construction Facility PLUS outstandings under the Secured Line of Credit. No
                        More than 4 stores under construction may be financed by the Construction Loans at any time.

ADVANCE RATE:           Borrower will provide 10% of the projected building
                        costs before borrowing from FBCC. FBCC will finance
                        100% of the remaining costs of the building,
                        equipment, and soft costs (in accordance with Term
                        Sheet A) up to an agreed upon limit.

FACILITY EXPIRY:        The Construction Facility shall be available to
                        Borrower thru 12/31/00 subject to the Borrowing
                        Conditions, except with respect to (iii), described
                        in Term Sheet A.

CONVERSION:             All advances made with respect to a particular
                        restaurant must be rapid within six months. The
                        advances for a particular store will term out with
                        FBCC, as described in the Term Sheet A, upon the
                        earlier of 180 days or 60 days after store opening.

SECURITY:               Same as Term Sheet A.

INTEREST:               FLOATING RATE: 2.85% PLUS the 30-day LIBOR rate in
                        the week before funding.

CONSTRUCTION FACILITY   $2,500.00 for each Arby's restaurant, payable at the
FEE:                    inception of each restaurant construction loan.

AVAILABILITY:           180 days maximum per project.

SITE INSPECTION:        In conjunction with the first or second draw request
                        from Borrower.

COSTS:                  Same as Term Sheet A.

CERTIFIED REAL ESTATE   Not required.
APPRAISALS


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ENVIRONMENTAL:          Same as Term Sheet A.

COVENANTS:              Same as Term Sheet A.

REPORTING:              Same as Term Sheet A, plus at least 30 days prior to
                        the first construction draw for any particular
                        project: (i) project budget for each new restaurant,
                        (ii) first year profit and loss projections, (iv)
                        evidence of site approval by Arby's Inc.

CROSS COLLATERAL,       Same as Term Sheet A.
CROSS DEFAULT:

EXPIRY:                 Same as Term Sheet A.

LIMITED                 FOR INITIAL DRAW:
DOCUMENTATION           Survey
PROGRAM:                Title insurance
                        Land purchase contact or closing statement
                        Construction budget
                        Builder's risk insurance

                        FOR FINAL DRAW:
                        Final waiver of liens and title insurance
                        Certificate of occupancy

DRAW REQUESTS           Statement by Borrower that it has expended $---,
                        together with a comparison to project budget showing
                        that borrower invested its 10% before FBCC advances any
                        funds.

CONSTRUCTION DRAWS:     Maximum of six per store.


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                                  TERM SHEET C
                              SECURED LINE OF CREDIT


FACILITY:               Up to a $15,000,000 Secured Line of Credit to develop
                        and construct new Arby's franchise restaurants in
                        1999/2000, pursuant to Borrower's development
                        agreement with Arby's Inc.

                        Not more than $15,000,000 may be outstanding based on original amounts financed under the Term Loans PLUS outstanding under the Construction Facility PLUS outstandings under the Secured Line of Credit.

FACILITY EXPIRY:        The Secured Line of Credit shall be available to
                        Borrower for 24 months from closing of the Secured
                        Line of Credit subject to the Borrowing Conditions,
                        except with respect to (iii), described in Term Sheet
                        A, and provided that closing shall occur no later
                        than 12/31/99.

CONVERSION:             Line of Credit outstandings will (a) be paid in full
                        at Facility Expiry, which may include terming out and
                        amortizing in accordance with the Terms outlined in
                        Term Sheet A, less the term of the Secured Line of
                        Credit, and/or (b) termed out and amortized in
                        accordance with the terms outlined in Term Sheet A,
                        upon the completion of each Arby's developed and
                        funded under the Secured Line of Credit.

ADVANCE RATES:          100% of any cost incurred in developing, constructing
                        and equipping new Arby's restaurants.

SECURITY:               A first perfected security interest in the equipment,
                        fixtures, personal property; first deed of trust or
                        first mortgage on Borrower's fee simple interest in
                        the land and building; and first deed of trust or
                        first mortgage including landlord consent, assignment
                        and waiver on Borrower's leasehold interest in the
                        building of existing Arby's restaurants subject to:

                        - adequate to fully secure the Secured Line of
                          Credit on a minimum 85% loan-to-value
                        - specific Arby's restaurant collateral and the
                          corresponding value assigned to such collateral is subject to FBCC's sole discretion
                        - the loan-to-value will be determined utilizing
                          FBCC's in-house valuation model and will be based on the Secured Line of Credit amount chosen by Borrower, i.e. if Borrower chooses a $7,500,000
                          Secured Line of Credit, FBCC would require Arby's restaurant


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                         collateral valued at least $8,800,000, as determined
                         by FBCC in its sole discretion

INTEREST:               FLOATING RATE: 2.85% plus the 30-day LIBOR rate.

CLOSING FEE:            0.50% of the Secured Line of Credit amount, payable
                        at closing.

COSTS:                  Same as Term Sheet A

GOOD FAITH DEPOSIT:     None in addition to that required in Term Sheet A.

CERTIFIED REAL ESTATE   Not required.
APPRAISALS:

ENVIRONMENTAL:          Same as Term Sheet A, except for those sites where
                        land is financed, an environmental questionnaire is
                        required for each such location and FBCC will obtain
                        an EDR Transaction Screen report. If there are
                        environmental issues identified, additional
                        environmental reports and/or due diligence may be
                        required.

COVENANTS:              Same as Term Sheet A.

REPORTING:              Same as Term Sheet A.

CROSS COLLATERAL,       Same as Term Sheet A.
CROSS DEFAULT:










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